UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TGC INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TGC INDUSTRIES, INC.

101 E. Park Blvd., Suite 955

Plano, Texas 75074

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 11, 2010

To Shareholders of

TGC INDUSTRIES, INC.:

The annual meeting of the shareholders of TGC Industries, Inc. (the “Company”) will be held at the University Club, 1 West 54th Street, New York, New York 10019, on June 11, 2010, at 10:00 a.m. (Eastern Daylight Saving Time), for the following purposes:

1.                                       To elect six directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2.                                       To approve an amendment to the Company’s 2006 Stock Awards Plan;

3.                                       To ratify the selection of Lane Gorman Trubitt, L.L.P. as the Company’s Independent Registered Public Accounting Firm; and

4.                                       To transact such other business as may properly come before the meeting and any adjournment thereof.

Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement.  Only shareholders of record at the close of business on April 13, 2010, are entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the meeting.  Whether or not you plan to attend, please complete, sign, and return promptly the enclosed proxy in the accompanying addressed envelope for which postage is prepaid.  You may revoke the proxy at any time before the commencement of the meeting.

By Order of the Board of Directors:

James K. Brata
Secretary

Plano, Texas

May 3, 2010

IMPORTANT

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

SOLICITATION OF PROXIES

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of TGC Industries, Inc. (the “Company” or “TGC”) for the Annual Meeting of Shareholders to be held at the University Club, 1 West 54th Street, New York, New York, on June 11, 2010, at 10:00 a.m. (Eastern Daylight Saving Time), and at any adjournment thereof, for the purpose of submitting to a vote of the shareholders the actions and proposals set forth in this Proxy Statement.  The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company’s shareholders on or about May 3, 2010.

Although solicitation (the total expense of which will be borne by the Company) is to be made primarily through the mail, the Company’s officers and employees and those of its transfer agent may solicit proxies by telephone, telegram, or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation.  Further, brokerage firms, fiduciaries, and others may be requested to forward solicitation material regarding the meeting to beneficial owners of the Company’s common stock, par value $.01 per share (the “Common Stock”), and in such event the Company will reimburse them for all reasonable out-of-pocket expenses so incurred.

A copy of the Annual Report to shareholders of the Company for its fiscal year ended December 31, 2009, is being mailed with this Proxy Statement to all such shareholders entitled to vote, but does not form any part of the information for solicitation of proxies.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders

to be Held on June 11, 2010

This Proxy Statement, the accompanying proxy card, and the Company’s 2009 Annual Report to Shareholders are available at www.tgcseismic.com/proxy.

RECORD DATE AND VOTING SECURITIES

The Board of Directors of the Company has fixed the close of business on April 13, 2010 (the “Record Date”) as the date for determination of shareholders entitled to notice of and to vote at the meeting.  As of the Record Date, there were 18,285,288 shares of Common Stock outstanding.

The Company’s Restated Articles of Incorporation authorize 25,000,000 shares of Common Stock.  In voting on all matters expected to come before the meeting, a shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held in his, her, or its name on the Record Date.  The Company’s Restated Articles of Incorporation prohibit cumulative voting.

ACTION TO BE TAKEN AND VOTE REQUIRED

Action will be taken at the meeting to:  (1) elect six members to the Board of Directors; (2) approve an amendment to the Company’s 2006 Stock Awards Plan; (3) ratify the selection of Lane Gorman Trubitt, L.L.P. as the Company’s Independent Registered Public Accounting Firm; and (4) transact such other business as may properly come before the meeting and any adjournment thereof.  Each proxy will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies.  Any proxy on which no directions are specified will be voted for the election of directors named herein, for the ratification of the selection of the Company’s Independent Registered Public Accounting Firm, and otherwise in accordance with the judgment of the persons designated as proxies.  Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date.  Furthermore, such person may nevertheless elect to attend the meeting and vote in person in which event the proxy will be revoked.

Shareholders elect the nominated directors by a plurality of the votes cast at the annual meeting.  This means that, with regard to Proposal No. 1, the shareholders will elect the six persons receiving the highest number of “for” votes at the annual meeting. The affirmative vote of the holders of a majority of the votes cast will constitute approval of Proposal Nos. 2 and 3.  Abstentions are voted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists.  In the election of the directors, votes withheld will have no effect on the outcome of the vote.  Abstentions will have the effect of a vote against Proposal Nos. 2 and 3, and broker non-votes will not be counted and will not affect the outcome of the vote.

Prior to 2010, the election of directors was considered a routine matter for which brokers were permitted to vote shareholders’ shares.  Beginning this year, brokers are no longer permitted to vote shareholders’ shares for the election of directors.  Therefore, we urge all shareholders to give voting instructions to their brokers on all voting items.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting of Shareholders to comprise the entire membership of the Company’s Board of Directors.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below for a term of one year and until their successors are duly elected and qualified.  The Company’s Board of Directors is currently comprised of six members.  The nominees for election were recommended to the Board of Directors by a majority of the independent directors of the Board.

Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors.  The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge, of management the nominees intend to serve the entire term for which election is sought.

Mr. Wayne A. Whitener, the Company’s President and Chief Executive Officer, is the only executive officer of the Company who is a nominee as set forth below.  There are no family relationships by blood, marriage, or adoption between any director, executive officer, or any person nominated or chosen by the Company to become an executive officer or a director.  The information set forth below with respect to each of the nominees has been furnished by each respective nominee.

Name, Age, and Business Experience	Positions with Company

Wayne A. Whitener, 58

Director of the Company since 1984; President of the Company since July 1986; Chief Executive Officer of the Company since 1999; Chief Operating Officer of the Company from July 1986 to December 1998; Vice President of the Company from 1983 to July 1986; Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 2008; and Director of Chase Packaging Corporation, a development stage company, since 2009. Mr. Whitener was selected to serve as a director of the Company because of his depth of understanding of the Company’s operations, his strong leadership skills, his extensive employment experience with the Company, and his significant industry and management expertise.

Chief Executive Officer, President, and Director

Name, Age, and Business Experience	Positions with Company

Allen T. McInnes, Ph.D., 72

Director of the Company since 1993; Chairman of the Board from July 1993 to March 2004; Secretary of the Company from November 1997 to March 2004; Chief Executive Officer of the Company from August 1993 to March 1996; Director of Tetra Technologies, a chemical manufacturer, from 1996 to present; President and Chief Executive Officer of Tetra Technologies, Inc. from April 1996 to September 2001; Chairman of the Board, President, and Treasurer of Chase Packaging Corporation, a development stage company, since 1997; and Dean of the Rawls College of Business at Texas Tech University from August 2001 to present. Dr. McInnes was selected to serve as a director of the Company due to his extensive background as an experienced leader of major organizations, his experience serving on the boards of other public companies, and his experience as chief executive officer of another public company. In addition, Dr. McInnes’ current position as Dean of the Business School at Texas Tech University provides the Board with a link to recent developments in business management practices. Dr. McInnes qualifies as an “audit committee financial expert” under the guidelines of the Securities and Exchange Commission.

Director

William J. Barrett, 70

Director of the Company since 1980; Secretary of the Company from 1986 to November 1997; President of Barrett-Gardner Associates, Inc., an investment banking firm, from November 2002 until June 2009; and since then President of W. J. Barrett Associates, Inc., previously Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm, from 1978 to 2002; Director, Executive Vice President, and Secretary of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 1979; Chairman of the Board of Rumson-Fair Haven Bank and Trust, a New Jersey state independent, commercial bank and trust company, since 2000; Director of MassMutual Corporate Investors, a close-end investment company, since July of 2006; Director of MassMutual Participation Investors, a close-end investment company, since July of 2006; Director of Chase Packaging Corporation, a development stage company, since 2001. Mr. Barrett brings to the Board of Directors of the Company keen business and financial judgment and an extraordinary understanding of the Company’s business, history, and organization, as well as extensive leadership experience.

Director

Name, Age, and Business Experience	Positions with Company

Herbert M. Gardner, 70

Director of the Company since 1980; Executive Vice President of Barrett-Gardner Associates, Inc., an investment banking firm, from November 2002 until June 2009; and previously Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm, from 1978 to 2002; Chairman of the Board and Chief Executive Officer of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 1979; Director of Nu-Horizons Electronics Corp., an electronics component distributor, since 1984; Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company, since 2000; Director of Chase Packaging Corporation, a development stage company, since 2001; and former Director of MKTG, Inc., a marketing and sales promotion company. Mr. Gardner was selected to serve as a director of the Company due to his extensive management experience, his deep understanding of the Company and its history and organization, his strong leadership skills, his outstanding business and financial judgment, and his experience as chief executive officer of another public company.

Director

Edward L. Flynn, 75

Director of the Company since 1999; Owner of Flynn Meyer Company, a restaurant management company, since 1976; Director and Treasurer of Citri-Lite Co., a soft drink company, since 1994; Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 2007; Director of Chase Packaging Corporation, a development stage company, since 2007. Mr. Flynn is an experienced leader of large organizations and brings to the Board of Directors of the Company strong executive management skills and experience serving on the boards of other public companies.

Director

Stephanie P. Hurtt, 65

Director of the Company since 2007; Member of Finance Committee of McKee Botanical Garden since 2006; Member of Board of Directors of McKee Botanical Garden since 2008; former Treasurer of Navesink River Auxiliary for Riverview Hospital; former Assistant in the Development Office of The Rumson Country Day School; and recipient of B.S., Business Administration from Simmons College, Boston, MA. Ms. Hurtt was selected to serve as a director of the Company due to her experience serving on the boards of other organizations through which she has exhibited significant leadership experience.

Director

The Company’s Board of Directors recommends that you vote FOR all of the nominees listed above.

EXECUTIVE OFFICERS

Name, Age, and Business Experience	Positions with Company

Wayne A. Whitener, 58

Director of the Company since 1984; President of the Company since July 1986; Chief Executive Officer of the Company since 1999; Chief Operating Officer of the Company from July 1986 to December 1998; Vice President of the Company from 1983 to July 1986; Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 2008; and Director of Chase Packaging Corporation, a development stage company, since 2009.

Chief Executive Officer, President, and Director

Daniel G. Winn, 59

Executive Vice President of the Company since November 2009; Vice President of the Company from June 2004 to November 2009; Operations Manager of the Company from August 1997 to June 2004; Operations Supervisor of the Company from January 1990 to August 1997; Operations Supervisor for Halliburton Geophysical from January 1988 to January 1990.

Executive Vice President

James K. Brata, 54

Secretary and Treasurer of the Company since March 2009; Chief Financial Officer of the Company since October 2008; Vice President of the Company since June 2008; Assistant Corporate Controller for Sport Supply Group from February 2007 to October 2007; President of South TX Outfitters from July 2002 to December 2006. Mr. Brata is a Certified Public Accountant.

Vice President, Chief Financial Officer, Secretary, and Treasurer

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to the Company to be the beneficial owner(s) as of the Record Date of more than five percent (5%) of the Common Stock.  Such tabulation also sets forth the number of shares of Common Stock beneficially owned as of the Record Date by each of the Company’s directors, named executive officers, and nominees for director, and all directors and executive officers of the Company as a group.  Persons having direct beneficial ownership of Common Stock possess the sole voting and dispositive power in regard to such stock.  As of the Record Date there were 18,285,288 shares of Common Stock outstanding.

The following tabulation also includes Common Stock covered by:  (i) options granted under the Company’s 1999 Stock Option Plan and options granted under the Company’s 2006 Stock Awards Plan, which options are collectively referred to as “Stock Options”; and (ii) restricted shares issued under the Company’s 2006 Stock Awards Plan, which shares are collectively referred to as “Restricted Stock.”  The Stock Options have no voting or dividend rights.  The Restricted Stock has full voting and dividend rights.  However, recipients of Restricted Stock will not possess dispositive power over such stock until the respective recipient has fulfilled the service requirements and the restrictions have been removed from such stock.

Name & Address Of Beneficial Owner	Title of Class	Amount & Nature of Beneficial Ownership		Approximate % of Class (1)

Wayne A. Whitener TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, Texas 75074	Common	146,007	(2)	*

William J. Barrett 19 Point Milou St. Barthelemy, FWI	Common	1,879,078	(2)(3)	10.25%

Herbert M. Gardner 636 River Road Fair Haven, NJ 07704	Common	704,792	(2)(4)	3.84%

Allen T. McInnes 4532 7th Street Lubbock, TX 79416	Common	1,011,515	(2)	5.52%

Edward L. Flynn 7511 Myrtle Avenue Glendale, New York 11385	Common	1,461,092	(2)(5)	7.97%

Stephanie P. Hurtt 188 East Bergen Place Ste 205 Red Bank, NJ 07701	Common	297,758	(2)	1.63%

James K. Brata TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, TX 75074	Common	21,000	(2)(6)	*

Daniel G. Winn TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, TX 75074	Common	46,067	(2)	*

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	Common	2,109,780	(7)	11.54%

All directors and officers as a group of eight (8) persons	Common	5,567,309	(2)(3)(4)(5)(6)	29.91%

* Less than 1%

(1)           The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended.  In making these calculations, shares of Common Stock beneficially owned by a person as a result of the ownership of certain Stock Options were deemed to be currently outstanding solely with respect to the holders of such Stock Options.

(2)           Includes the number of shares of Common Stock set forth opposite the person’s name in the following table, which shares are deemed to be beneficially owned for purposes hereof as a result of the ownership of Stock Options.

Stock Options
Wayne A. Whitener	78,275
William J. Barrett	44,816
Herbert M. Gardner	44,816
Allen T. McInnes	44,816
Edward L. Flynn	44,816
Stephanie P. Hurtt	43,121
Daniel G. Winn	16,578
James K. Brata	10,500

All directors and officers as a group	327,738

(3)           Includes 153,546 shares of Common Stock owned by William J. Barrett’s wife. Mr. Barrett has disclaimed beneficial ownership of these shares.

(4)           Includes 69,501 shares of Common Stock owned by Herbert M. Gardner’s wife.  Mr. Gardner has disclaimed beneficial ownership of these shares.

(5)           Includes 261,684 shares of Common Stock owned by Edward L. Flynn’s wife.  Mr. Flynn has disclaimed beneficial ownership of these shares.  Also includes 26,250 shares held by Flynn Meyer PSP&T #1.  Mr. Flynn has disclaimed beneficial ownership of these shares.

(6)           Includes 10,500 shares of Restricted Stock issued to Mr. Brata on June 16, 2008.  These shares of Restricted Stock vest (i.e., the restrictions lapse) 33% on June 16, 2009, 33% on June 16, 2010, and 34% on June 16, 2011, provided he remains employed by the Company.  Mr. Brata has full voting and dividend rights on all of his shares of Restricted Stock.

(7)           Information based solely on a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2010.

Depositories such as The Depository Trust Company (Cede & Company) as of the Record Date held, in the aggregate, more than 5% of the then outstanding Common Stock voting shares.  The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof.  The Company has no reason to believe that any of such beneficial owners hold more than 5% of the Company’s outstanding voting securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the SEC certain reports of beneficial ownership of Common Stock.  Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers, and 10% shareholders during the last fiscal year.

BOARD OF DIRECTORS

Board Leadership Structure

As a micro cap public company, even prior to the negative impact on our business from the recession in the United States and the worldwide financial crises of the past 18 months, we have made an effort to have a cost-effective, yet constructive and efficient, leadership structure.  The Board of Directors has not appointed a Chairman of the Board, but has designated Dr. McInnes as the Company’s presiding, or lead, independent director, who works with our President and Chief Executive Officer to manage our business operations.  We believe that this leadership structure has been effective and fits our history, culture, size, and operating characteristics and are therefore in the long-range best interests of our shareholders.

Further, we have concluded that four independent directors, representing a majority of our Board of Directors, is appropriate given the size of our business, but enables the Company to obtain the benefits of diverse expertise, skill sets, and backgrounds for proper governance of the Company.  In addition, to being cost effective, the Company has only four committees, one of which is an Audit Committee comprised solely of independent directors.  Our Audit Committee Charter is available at www.tgcseismic.com.  Matters relating to other governance issues including, but not limited to, nominating directors, are managed by the Board.  This structure enables effective communication among the directors by utilizing their participation in all of the critical areas of governance, including risk oversight and interaction with management.

Our Board of Directors and principal executive officers have significant ownership of the equity securities of the Company.  As a result, the Board of Directors believes that management focuses on both the short- and long-term objectives of the Company with neither being disadvantaged by the other. Management bonuses each year are tied to the profitability of the Company and also to the future values of the Company’s equity securities through ownership of Common Stock and Stock Options.  As a result, the Board of Directors has concluded that the incentive promoting structure of the Company does not promote risks that are inappropriate for the operation of the business.

The Board of Directors has assessed the composition of the Board and has concluded that the Board has the appropriate mix of business experience and skills to address effectively the Company’s business needs and challenges.  In view of the small size of the Board of Directors, there are no membership requirements based on race or gender.  However, we believe that our Board of Directors has a wide range of diversity with regard to professional experience, skills, education, and other attributes that contribute to the Board’s ability to operate in the long-range best interests of the Company’s shareholders.

Independence

The Board of Directors has determined that the following four directors have no material relationship with the Company that would interfere with the exercise of independent judgment and are “independent directors” as that term is defined in NASDAQ’s listing standards:  Allen T. McInnes, Herbert M. Gardner, Edward L. Flynn, and Stephanie P. Hurtt.

Committees and Meetings of the Board of Directors

The Company’s Executive Committee is comprised of Dr. McInnes, and Messrs. Barrett and Gardner.  The Executive Committee, which met one time in 2009, is charged by the Company’s bylaws with the responsibility of exercising such authority of the Board of Directors as is specifically delegated to it by the Board, subject to certain limitations contained in the bylaws.

The Company’s Compensation Committee is comprised of Dr. McInnes, Messrs. Gardner, Flynn, and Ms. Hurtt.  The Compensation Committee conducted one meeting in 2009.  The Compensation Committee is responsible for the oversight of the Company’s executive compensation and benefit policies to ensure that they are fair, reasonable and competitive.

The Company’s Audit Committee is comprised of Dr. McInnes, Messrs. Gardner, Flynn, and Ms. Hurtt.  The Audit Committee conducted four meetings in 2009.  The purpose and functions of the Audit Committee are to: appoint or terminate the independent auditors; evaluate and determine compensation of the independent auditors; review the scope of the audit proposed by the independent auditors; review year-end financial statements prior to issuance; consult with the independent auditors on matters relating to internal financial controls and procedures; and make appropriate reports and recommendations to the Board of Directors.

The Company’s Stock Awards Committee is comprised of Dr. McInnes, and Messrs. Barrett and Gardner.  The Stock Awards Committee did not meet during 2009, but unanimously consented to actions without meetings three times.  The Stock Awards Committee is responsible for awarding incentive stock options, nonqualified stock options, reload options, Common Stock, and Restricted Stock to key employees or individuals who provide substantial advice or other assistance to the Company so that they will apply their best efforts for the benefit of the Company.

The Company does not have a standing Nominating Committee, and nominations for directors are made by the Company’s independent directors.  The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be made effectively on a case-by-case basis by the Board of Directors.

In carrying out the functions of a Nominating Committee, the Board of Directors does not rely on a Nominating Committee Charter.  The independent directors of the Company utilize the following criteria as guidelines in considering nominations to the Company’s Board of Directors. The criteria include:

•                  personal characteristics, including such matters as integrity, age, education, diversity of background and experience, and absence of potential conflicts of interest with the Company or its operations;

•                  the availability and willingness to devote sufficient time to the duties of a director of the Company;

•                  experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•                  experience in the Company’s industry and with relevant social policy concerns;

•                  experience as a board member of another publicly held company;

•                  academic expertise in an area of the Company’s operations; and

•                  practical and mature business judgment.

The criteria are not exhaustive and the independent directors and the Board of Directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The independent directors’ goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In order to ensure that the Board consists of members with a variety of perspectives and skills, the independent directors have not set any minimum qualifications and also consider candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of the Board is a financial expert and that the overall composition of the Board meets all applicable independence requirements, the independent directors do not require individual directors to possess any specific skills.  Instead, the independent directors evaluate potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board.

Acting in the capacity of a Nominating Committee, the Board of Directors has not adopted any policy with regard to the consideration of director candidates recommended by security holders for the reason that such a policy is deemed unnecessary since at no time in the history of the Company has any such recommendation ever been received from any of the Company’s security holders.

During the fiscal year ended December 31, 2009, the Board of Directors held four special meetings in addition to its regular meeting.  All of the Directors listed herein attended 75% or more of the total meetings of the Board and of the committees on which they serve.

The Company encourages all directors to attend its Annual Meeting of Shareholders.  All of the directors attended the 2009 Annual Meeting of Shareholders.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s executive officers and directors, including the Company’s principal executive officer and principal financial and accounting officer.  A copy of the Code of Ethics may be obtained without charge by written request to the Company as follows:  TGC Industries, Inc., 101 Park Blvd., Suite 955, Plano, Texas 75074, Attn: James K. Brata, Secretary.

Shareholder Communications

The Company has established a process for shareholders to send their communications to the Board of Directors. Any shareholder who desires to contact an individual director, the entire Board of Directors, or a committee of the Board of Directors may mail a written communication to the Secretary, TGC Industries, Inc., 101 E. Park Blvd., Suite 955, Plano, Texas 75074.  The Secretary will submit all shareholder communications to the appropriate directors, unless the communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution, or a communication of a similar nature. A shareholder communication relating to the Company’s accounting, internal accounting controls, or auditing will be referred to the members of the Audit Committee.

The Secretary will send a written acknowledgment to a shareholder upon receipt of his or her communication submitted in accordance with the provisions set forth in this proxy statement unless such shareholder communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution, or a communication of a similar nature. A shareholder wishing to contact the directors may do so anonymously; however, shareholders are encouraged to provide the name in which the Company’s shares of stock are held and the number of such shares held.

The following communications to the directors will not be considered a shareholder communication: (i) communication from a Company officer or director; (ii) communication from a Company employee or agent, unless submitted solely in such employee’s or agent’s capacity as a shareholder; and (iii) any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Dr. McInnes, Messrs. Gardner, Flynn, and Ms. Hurtt.  Messrs. Gardner and Whitener also serve as directors of Supreme Industries, Inc.  Dr. McInnes and Messrs. Gardner, Flynn, and Whitener also serve as directors of Chase Packaging Corporation.

REPORT OF THE AUDIT COMMITTEE

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The Audit Committee Charter is available at www.tgcseismic.com.

The members of the Audit Committee are independent as defined in NASDAQ’s listing standards (which is the national securities exchange definition of “independent” the Audit Committee has chosen to use as required under SEC rules).  All members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Board of Directors has determined that Dr. McInnes qualifies as an “Audit Committee Financial Expert” as defined by applicable SEC rules, and his experience and background are described above under the heading “Proposal No. 1, Election of Directors.”  The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors. The Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors as necessary to carry out its duties.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2009 Annual Report to Shareholders. Management has confirmed to us that such financial statements:  (i) have been prepared with integrity and objectivity and are the responsibility of management; and (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with Lane Gorman Trubitt, L.L.P., the Company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 114, “The Auditor’s Communications With Those Charged With Governance.”  SAS No. 114 requires the Company’s independent accountants to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to:  (i) their responsibility under auditing standards generally accepted in the United States of America; (ii) significant accounting policies; (iii) management judgments and estimates; (iv) any significant audit adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit.

We have received from Lane Gorman Trubitt, L.L.P. a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” with respect to any relationships between Lane Gorman Trubitt, L.L.P. and the Company that in its professional judgment may reasonably be thought to bear on its independence.  Lane Gorman Trubitt, L.L.P. has discussed its independence with us and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2009 Annual Report to Shareholders, we recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company’s independent accountants. In giving our recommendation to the Board of Directors, we have relied on:  (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles; and (ii) the report of the Company’s independent accountants with respect to such financial statements.

The Audit Committee: Allen T. McInnes, Chairman Herbert M. Gardner Edward L Flynn Stephanie P. Hurtt

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by the Company’s Independent Registered Public Accounting Firm, Lane Gorman Trubitt, L.L.P. (the “Independent Auditor”), for professional services rendered for the audits of our annual financial statements and audit-related fees, tax fees, and all other fees for the fiscal years ended December 31 of 2009 and 2008, as compiled on an invoice-date basis:

	2009	2008
Audit fees (1)	$129,400	$99,717
Audit-related fees (2)	20,885	—
Tax fees (3)	44,910	34,598

Total fees	$195,195	$134,315

(1)                  Audit fees for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2009 and 2008, and the reviews of the financial statements included in the Company’s quarterly reports.

(2)                  Audit-related fees in 2009 are fees for benefit plan audits and various other assurance services.

(3)                  Tax Fees consist of fees for professional services rendered to the Company for tax compliance.

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the Independent Auditor engaged to conduct the annual audit of the Company’s financial statements.  In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the Independent Auditor, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management.  The Audit Committee pre-approved fees for all audit and non-audit services provided by the Independent Auditor during the fiscal years ended December 31, 2009 and 2008.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company’s Independent Auditor during the year ended December 31, 2009, were compatible with maintaining the independence of such accountants.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation

Since October 16, 2007, the members of the Compensation Committee have been Dr. McInnes, Messrs. Gardner, and Flynn, and Ms. Hurtt.  Prior to the formation of the Compensation Committee, the Company’s actions regarding compensation policy and annual compensation applicable to the Company’s executive officers were performed by the Board of Directors.  The responsibilities of the Compensation Committee include establishing and implementing the Company’s overall executive compensation philosophy.  Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer, Executive Vice President, and Vice President, Chief Financial Officer, Secretary, and Treasurer during 2009, included in the Summary Compensation Table, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The primary objectives of our compensation policy are to build shareholder value and recognize the contributions each executive makes to the Company’s success.  In setting compensation levels, the Compensation Committee has established the following compensation philosophy and objectives for the Company’s executive officers:

•                  Align the interests of executives, including the Company’s executive officers, with those of the shareholders. The Compensation Committee believes it is appropriate to tie a portion of executive compensation to the value of the Common Stock in order to more closely align the interests of executive officers with the interests of the shareholders. The Compensation Committee also believes that executives should have a meaningful ownership interest in the Company and has established and regularly reviews executive stock ownership.

•                  Have a significant portion of pay that is performance-based. The Company expects superior performance. The Company’s executive compensation programs are designed to reward executives based on performance.  The Compensation Committee believes that compensation paid to executives should closely align their performance with the performance of the Company on both a short-term and long-term basis.

•                  Provide competitive compensation. The Company’s executive compensation programs are designed to attract, retain, and motivate highly qualified executives critical to achieving the Company’s strategic objectives and building shareholder value.

The Compensation Committee reviews the Company’s compensation philosophy and objectives each year to determine if revisions are necessary in light of market conditions, the Company’s strategic goals, or other relevant factors. The Company’s Chief Executive Officer, who is also a member of the Board, does not serve as a member of the Compensation Committee, but does participate in setting executive compensation other than his own.  The Compensation Committee reviews the individual performance of each executive officer and the financial performance of the Company.  The Compensation Committee also takes into account salary levels, bonus plans, stock incentive plans, and other compensation packages made available to executive officers of companies of similar size and nature.

The Compensation Committee uses a variety of compensation elements to reach its compensation objectives, including current salary, bonus opportunity, and long term equity-based incentives, all of which are discussed in detail below.  Specifically, the Compensation Committee believes that executive compensation should include the following three components:

•                  Annual Base Salary.  The Company’s objectives are to target annual base salary at the median level and to make it competitive, when taken in conjunction with the other compensatory elements, to attract and retain executives.

•                  Annual Cash Bonus Opportunity.  The Company uses annual cash bonuses to reward executives for the roles they play in the achievement of annual Company profitability.

•                  Long-Term Equity-Based Incentives.  The Company utilizes stock related plans including options and stock grants as long-term equity-based incentives to foster a long-term view of what is in the best interests of the Company and its shareholders by better aligning the interests of the executives with those of the shareholders.

The Compensation Committee reviews and approves, on an annual basis, annual compensation for executive officers, which compensation consists of base salary and bonus (discussed below).  The Compensation Committee may request additional information and analysis and ultimately determines in its discretion whether to approve any recommended changes in compensation.

Annual Base Salary

The Company pays its executive officers a base salary to remain competitive in the market.  The base salaries are less performance-based than the annual cash bonuses and long-term equity-based incentives.  During 2009, the base salaries of named executive officers were held at the approximate level of the 2008 base salaries as a result of the economic recession occurring during 2009.

Annual Cash Bonus Opportunity

In order to provide incentives for future annual performance, the Company believes that a meaningful portion of certain executive officers’ and other key employees’ compensation should be in the form of a cash incentive bonus.  Cash incentive bonus payments are discretionary and are based primarily on the executive officer’s contribution to the Company’s profitability over the applicable performance measurement periods. The Company believes that profitability is the most useful measure of management’s effectiveness in creating value for the shareholders of the Company. The Company’s policy is to set aside in a bonus pool a portion of its pre-tax profit as determined by the Company’s Chief Executive Officer and approved by the Board.  No specific formula is used in making such bonus determinations to the individuals eligible to participate in the bonus pool, but senior management recommends to the Compensation Committee the allocation of the bonus pool based on each employee’s contribution to the Company’s profitability during the year.  In measuring each employee’s contribution to the Company’s profitability, the Compensation Committee relies on personal qualitative factors (such as effective leadership and communication) rather than quantitative performance goals of the Company (such as specific revenue or earnings targets).

Messrs. Winn and Brata are the two named executive officers who were eligible for annual cash bonuses under the Company’s bonus plan in 2009.  In December of 2009, Messrs. Winn and Brata received cash bonuses of $28,000 and $20,000, respectively.  These bonuses were paid out of the bonus pool based on the Company’s 2009 performance.  In December of 2008, Messrs. Winn and Brata were paid cash bonuses of $25,000 and $15,000, respectively.  These bonuses were paid out of the bonus pool based on the Company’s 2007 performance.  The bonuses received by Mr. Whitener are provided for in his employment contract.  See “Executive Compensation — Employment Contract” for a description of the employment contract between the Company and Mr. Whitener.

Long-Term Equity-Based Incentives

The Company believes that the best way to align the interests of the executive officers and its shareholders is for such officers to own a meaningful amount of its Common Stock.  In order to reach this objective and to retain its executives, the Company grants equity-based awards to the executive officers under its 1999 Stock Option Plan and 2006 Stock Awards Plan.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis with management of the Company.  Based on the review and discussions referred to in the preceding sentence, the Compensation Committee has recommended to the Board of Directors that the Compensation Disclosure and Analysis be included in the Proxy Statement.

The Compensation Committee: Allen T. McInnes, Chairman Herbert M. Gardner Edward L Flynn Stephanie P. Hurtt

The table below sets forth, on an accrual basis, all cash and cash equivalent remuneration paid by the Company during 2009 and 2008 to the Company’s Chief Executive Officer and the Company’s two most highly compensated executive officers (other than the chief executive officer) who were serving as executive officers at the end of 2009, the “named executive officers.”  The individuals listed below are the only executive officers employed by the Company for substantially all of 2009.

Summary Compensation Table

Name and		Base		Stock	Option	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Total
Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)

Wayne A. Whitener	2009	250,000	150,000	—	—	9,974	409,974
President and CEO	2008	242,308	115,000	—	77,500	15,227	450,035
	2007	206,539	175,000	—	—	11,903	393,442

Daniel G. Winn	2009	142,593	28,000	—	—	5,933	176,526
Vice President	2008	144,098	25,000	—	46,500	11,587	227,185
	2007	119,197	30,000	—	—	10,604	159,801

James K. Brata (5)	2009	125,000	20,000	—	—	1,940	146,940
Vice President, Secretary, Treasurer, and CFO	2008	67,308	15,000	86,600	46,500	1,025	216,433
	2007	—	—	—	—	—	—

(1)   The amount shown in this column represents the aggregate grant date fair values of restricted stock awarded in the respective year of award computed in accordance with FASB ASC Topic 718.  There were no restricted stock awards issued to the named executives during 2009, 2008 or 2007, except for the award to Mr. Brata in 2008.  The amount for 2008 was calculated based on the number of restricted shares awarded multiplied by the closing price of the Company’s stock on the date of the award, which was $8.66 on June 16, 2008.

(2)   The amounts shown in this column represent the aggregate grant date fair values of stock options in the respective year of award in accordance with FASB ASC Topic 718.  The amounts for 2008 were calculated based on the number of stock options awarded multiplied by the calculated value of $1.55 per share as determined using a Binomial Lattice option pricing model.  The assumptions used in determining the grant date fair value of stock options are set forth in Note B of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  There were no stock options awarded to the above named executive officers in 2009, and there have been no stock option awards granted through April 23, 2010.

(3)   Includes (in addition to certain perquisites and personal benefits) the Company’s matching contribution to its Section 401(k) Retirement Plan.

(4)   Includes columns (c), (d), (e), (f), and (i).

(5)   Mr. Brata was hired as Vice President of the Company on June 16, 2008.  Upon the retirement of the former Chief Financial Officer effective September 30, 2008, Mr. Brata was named Chief Financial Officer in October of 2008 and in March 2009 was appointed Secretary and Treasurer of the Company.

All Other Compensation

The following table describes each component of column (i) of the Summary Compensation Table.

		Car	Insurance	401(k)	Club	Tax
		Allowance	Premium	Match	Membership	Prep	Total
	Year	($)	($)	($)	($)	($)	($)

Wayne A. Whitener	2009	5,109	516	385	3,289	675	9,974
	2008	7,186	516	3,604	3,246	675	15,227
	2007	4,556	516	1,260	5,072	499	11,903

Daniel G. Winn	2009	4,445	516	972	—	—	5,933
	2008	4,620	516	4,462	1,989	—	11,587
	2007	3,713	516	4,587	1,788		10,604

James K. Brata	2009	1,664	276	—	—	—	1,940
	2008	887	138	—	—	—	1,025
	2007	—	—	—	—	—	—

Grants of Plan-Based Awards

There were no grants of equity awards during the fiscal year ended December 31, 2009 to the Company’s named executive officers.

Option Exercises and Stock Vested

The following table sets forth certain information regarding the year-end value of options and restricted stock held by the Company’s named executive officers during the fiscal year ended December 31, 2009.  There are no stock appreciation rights outstanding.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	On Exercise	Acquired on Vesting	On Vesting
Name	(#)	($)	(#)	($)

Wayne A. Whitener	—	—	11,246	26,765

Daniel G. Winn	—	—	4,123	9,813

James K. Brata	—	—	3,465	16,251

Employment Contract

Effective September 11, 2008, the Company entered into an Amended and Restated Employment Contract (the “Employment Contract”) with Mr. Whitener. The Employment Contract is for a term ending on July 31, 2010, and provides for a base salary of $250,000 per year and an annual performance bonus if approved by the Company’s Board of Directors. Upon termination of Mr. Whitener by the Company other than for cause (which includes termination resulting from a change in control), Mr. Whitener would receive the remaining portion of his base salary through July 31, 2010, plus his proportionate share of the bonus.  If Mr. Whitener is terminated by the Company for cause, or if he terminates his employment for any reason, Mr. Whitener will not receive any future payments under the Employment Contract other than any amounts accrued to him as of the date of termination.  The Employment Contract contains a confidentiality provision that is effective during and after his employment with the Company and a non-competition provision that is effective for one year after the termination of Mr. Whitener’s employment for any reason (other than termination resulting from a change of control of the Company).

Outstanding Equity Awards at Fiscal Year End

The following table provides information about the holdings of Stock Options and Restricted Stock by the named executive officers at December 31, 2009.

Option Awards					Stock Awards
Equity
Incentive
					Equity	Plan
					Incentive	Awards:
					Plan	Market
					Awards:	Payout
					Number of	Value
		Number of			Unearned	of Unearned
	Number of	Securities			Shares or	Shares or
	Securities	Underlying			Other	Other
	Underlying	Unexercised			Rights	Rights
	Unexercised	Options	Option	Option	That Have	That Have
	Options	(#)	Exercise	Expiration	Not Vested	Not Vested
	(#)	Unexercisable	Price	Date	(#)	($)
Name	Exercisable	(1)	($)	-	(2)	(3)

Wayne A. Whitener	60,775	—	4.39	6/7/2010	—	—
	17,500	35,000	3.21	10/24/2013	—	—
	—	—	—	—	—	—

Daniel G. Winn	6,078	—	4.39	6/7/2010	—	—
	10,500	21,000	3.21	10/24/2013	—	—
	—	—	—	—	—	—

James K. Brata	10,500	21,000	3.21	10/24/2013	—	—
	—	—	—	—	7,035	27,507

(1)   The following table provides the vesting dates as of December 31, 2009 for unvested Stock Options.

Wayne A. Whitener	Daniel G. Winn	James K. Brata

10-24-2010 (33%)	10-24-2010 (33%)	10-24-2010 (33%)
10-24-2011 (34%)	10-24-2011 (34%)	10-24-2011 (34%)

(2)   The following table provides the vesting dates as of December 31, 2009 for unvested Restricted Stock.

Wayne A. Whitener	Daniel G. Winn	James K. Brata

—	—	6-16-2010 (33%)
6-16-2011 (34%)

(3)   The market value is based on the December 31, 2009 closing price of $3.91 per share.

DIRECTOR COMPENSATION

Each outside director receives fees with an annual value of $50,000 ($20,000 of which is payable in quarterly cash payments of $5,000, and Stock Options with an annual value of $30,000).  The Stock Options vest 50% upon receipt and 50% one year later.  In addition, each outside director receives $1,500 for each board meeting attended, $750 for each committee meeting attended, and $10,000 annually to the Chairman of the Audit Committee.  Directors who are employees of the Company do not receive directors’ fees.

The following table provides information about the compensation paid to the members of the Board of Directors during 2009.

	Fees
	Earned
	or Paid
	In	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name	($)	($)	($)(1)(2)	($)	($)

William J. Barrett	26,000	—	30,000	—	56,000
Edward L. Flynn	29,000	—	30,000	—	59,000
Herbert M. Gardner	29,000	—	30,000	—	59,000
Stephanie P. Hurtt	29,000	—	30,000	—	59,000
Allen T. McInnes	39,000	—	30,000	—	69,000
Wayne A. Whitener	—	—	—	—	—

(1)   The amounts shown in this column represent the aggregate grant date fair values of stock options in 2009 computed in accordance with FASB ASC Topic 718.  The amounts are calculated based on the number of stock options awarded multiplied by the calculated value of $1.58 per share as determined using a Binomial Lattice option pricing model.

(2)   The value as of the grant date of the Stock Options granted in fiscal 2009 for each of Dr. McInnes, Messrs. Barrett, Gardner, and Flynn, and Ms. Hurtt was $77,277.09 on the basis of the market value of $4.07 of the Common Stock on the date of the award.  As of December 31, 2009, the directors had Stock Options exercisable into the following numbers of shares of Common Stock:  Dr. McInnes—44,816 shares; Mr. Barrett—44,816 shares; Mr. Gardner—44,816 shares; Mr. Flynn—44,816 shares; and Ms. Hurtt—43,121 shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND

CERTAIN CONTROL PERSONS

The Company did not engage in any transaction during the 2009 fiscal year, and does not currently propose to enter into any transaction, in which any related person had or will have a direct or indirect material interest in excess of $120,000.

It is the Company’s policy that the Audit Committee approve or ratify transactions involving directors, executive officers or principal shareholders, or members of their immediate families or entities controlled by any of them, or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under Securities and Exchange Commission disclosure rules.  Management advises the Audit Committee on a regular basis and seeks their approval of any such transaction that is proposed to be entered into or continued.

PROPOSAL NO. 2

APPROVAL OF

AMENDMENT TO THE 2006 STOCK AWARDS PLAN

We are requesting that our shareholders vote in favor of approving the amendment to the TGC Industries 2006 Stock Awards Plan (the “2006 Plan”).  The 2006 Plan, as amended, is referred to as the “Amended 2006 Plan” in this proxy statement.  Upon recommendation of the Company’s Stock Awards Committee, the Board of Directors of the Company has adopted the amendment, subject to shareholder approval.

The 2006 Plan, authorizing 1,000,000 shares of Common Stock for issuance, was originally approved by our shareholders in June 2006.  As of April 13, 2010, 173,835 shares of Common Stock remained available for future issuance under the 2006 Plan.  If the amendment to the 2006 Plan is approved, the number of shares of Common Stock authorized for issuance will increase by 2,000,000 shares, which will cause the total aggregate number of shares of Common Stock under the 2006 Plan to increase to 3,000,000 shares.

The Amended 2006 Plan is being proposed because our Stock Awards Committee and our Board believe that it is in the best interest of the Company and its shareholders to adopt the increase which will provide the needed flexibility to award incentives to our key employees, key consultants, and outside directors that contribute to the Company’s continued success, provide a proprietary ownership interest in the Company, maintain competitive compensation levels, attract and retain talented employees and directors and promote our long-term growth by aligning their interests with the interests of shareholders.

The Amended 2006 Plan provides for the granting of stock options, Common Stock, and restricted stock.  The Amended 2006 Plan is expected to provide flexibility to the Company’s compensation methods in order to adapt the compensation of key employees, key consultants, and outside directors to a changing business environment (after giving due consideration to competitive conditions and the impact of federal tax laws).

The following is a brief description of the Amended 2006 Plan, which is qualified in its entirety by reference to the Amended 2006 Plan.

Description of the Amended 2006 Plan

Effective Date and Expiration

The 2006 Plan originally became effective on March 30, 2006.  The amendment to the 2006 Plan became effective on April 12, 2010, subject to and conditioned upon shareholder approval.  The Amended 2006 Plan will terminate on March 29, 2016, unless sooner terminated by the Board of Directors of the Company.  No award may be made under the Amended 2006 Plan after its expiration date, but awards made prior thereto may extend beyond that date.

Share Authorization

Subject to certain adjustments, the number of the Company’s Common Stock that may be issued pursuant to awards under the Amended 2006 Plan is 3,000,000 shares.  Shares are counted only to the extent they are actually issued.  If shares are issued and reacquired by the Company, such shares are available for issuance under the Amended 2006 Plan.  Shares tendered in payment of the purchase price of an award, to satisfy tax withholding obligations, or shares covered by an award that is settled in cash, are available for awards under the Amended 2006 Plan.

A maximum of 80,000 shares may be granted in any one year in the form of any award to any one participant, of which a maximum of (i) 50,000 shares may be granted to a participant in the form of stock options and (ii) 30,000 shares may be granted to a participant in the form of restricted stock.

On April 13, 2010, the fair market value of a share of Common Stock of the Company was $4.06.

Administration

The Amended 2006 Plan will be administered by a committee of the Board of Directors (the “Committee” or “Stock Awards Committee”).  Currently, the Committee is comprised of three directors.  The Committee may delegate its duties to a subcommittee as provided in the Amended 2006 Plan.  The Committee will determine the persons to whom awards are to be made, determine the type, size, and terms of awards, interpret the Amended 2006 Plan, establish and revise rules and regulations relating to the Amended 2006 Plan, and make any other determinations that it believes necessary for the administration of the Amended 2006 Plan.

Eligibility

Employees (including any employee who is also a director or an officer), consultants, and outside directors of the Company or its subsidiaries whose judgment, initiative, and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the Amended 2006 Plan.  As of April 13, 2010, the Company had 30 employees and 5 outside directors who would be eligible under the Amended 2006 Plan.

Financial Effect of Awards

The Company will receive no monetary consideration for the granting of awards under the Amended 2006 Plan, unless otherwise provided when granting restricted stock or Common Stock.  The Company will receive no monetary consideration other than the option price for Common Stock issued to participants upon the exercise of their stock options.

Stock Options

The Committee may grant either incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or non-qualified stock options, provided that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive incentive stock options.  Stock options may not be granted with an exercise price less than 100% of the fair market value of a share of Common Stock on the date the stock option is granted.  If an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the exercise price shall be at least 110% of the fair market value of a share of Common Stock on the date of grant.  Recipients of stock options may pay the option exercise price in: (i) cash, check, bank draft, or money order payable to the order of the Company; (ii) by delivering to the Company shares of Common Stock already owned by the participant having a fair market value equal to the aggregate option exercise price and that the participant has not acquired from the Company within six months prior to the exercise date; (iii) by delivering to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to the Company the amount of sale or loan proceeds necessary to pay the purchase price; and (iv) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will stock options be exercisable after the expiration of ten (10) years from the date of grant.  Options are not transferable other than by will or the laws of descent and distribution, except that the Committee may permit further transferability of a non-qualified stock option and, unless otherwise provided in the option agreement, a non-qualified stock option may be transferred to:  one or more members of the immediate family of the participant; a trust for the benefit of one or more members of the immediate family of the participant; a partnership, the sole partners of which are the participant, members of the immediate family of the participant, and one or more family trusts; or a foundation in which the participant controls the management of the assets, provided that (i) there shall be no consideration for any such transfer; (ii) the option agreement must expressly provide for transferability; and (iii) subsequent transfers are prohibited other than by will or the laws of descent and distribution.

Restricted Stock and Common Stock

Restricted stock consists of shares that are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant.  Common Stock consists of shares that are transferred or sold by the Company to a participant without restriction and not subject to a substantial risk of forfeiture.  The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock and/or Common Stock will be made, the number of shares to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants.  Restrictions or conditions could include, but are not limited to, and grants can be made subject to the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions.

Performance Goals

Awards of restricted stock or Common Stock under the Amended 2006 Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code that consist of one or more or any combination of the following criteria:  sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity or shareholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to shareholders (“Performance Criteria”).  Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index.  Any Performance Criteria may include or exclude:  (i) extraordinary, unusual, and/or non-recurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases.  In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s Annual Report on Form 10-K.  However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

Adjustments Upon Changes in Capitalization

An award may be adjusted by the Committee, in the manner it deems equitable, in the event that the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, split-off, combination, subdivision, repurchase, or exchange of the shares of Common Stock or other securities, issuance of warrants, or other rights to purchase Common Stock, or other similar corporate transaction or event affects the Common Stock such that the Committee determines that an adjustment is appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended 2006 Plan.  Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Amended 2006 Plan or any stock option to violate Section 422 of the Code.  All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Amendment or Discontinuance of the Amended 2006 Plan

The Board of Directors of the Company may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the Amended 2006 Plan; provided, however, that:  (i) no amendment that requires shareholder approval in order for the Amended 2006 Plan and any awards under the Amended 2006 Plan to continue to comply with Sections 162(m), 421, and 422 of the Code or any applicable requirements of any securities exchange or inter-dealer quotation system on which the Company’s Common Stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of the Company’s shareholders entitled to vote on the amendment; and (ii) unless required by law, no action by the Board of Directors of the Company regarding amendment or discontinuance of the Amended 2006 Plan may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding award under the Amended 2006 Plan without the consent of the affected participant.

Plan Benefits

Future benefits under the Amended 2006 Plan are not currently determinable.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Amended 2006 Plan as set forth below.  This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences.  This discussion is based upon provisions of the Code and the treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation

In 2004, Section 409A was added to the Code to regulate all types of deferred compensation.  If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax.  Certain stock options and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options

A participant will not recognize income at the time an incentive stock option is granted.  When a participant exercises an incentive stock option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain).  However, to the extent that the fair market value (determined as of the date of grant) of the common shares with respect to which the participant’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the common shares over $100,000 will be treated as non-qualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were non-qualified stock options.

In addition to the foregoing, if the fair market value of the common shares received upon exercise of an incentive stock option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation.  The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any shares of Common Stock acquired by exercise of an incentive stock option will depend upon whether the participant disposes of his or her shares prior to two years after the date the incentive stock option was granted or one year after the shares were transferred to the participant (referred to as the “Holding Period”).  If a participant disposes of the shares of Common Stock acquired by exercise of an incentive stock option after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares.  If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of the shares of Common Stock acquired by exercise of an incentive stock option prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.”  If the amount received for the shares of Common Stock is greater than the fair market value of the shares on the exercise date, then the difference between the incentive stock option’s exercise price and the fair market value of the shares at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs.  The participant’s basis in the shares of Common Stock will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.”  In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the shares will be treated as capital gain.  However, if the price received for shares acquired by exercise of an incentive stock option is less than the fair market value of the shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the shares.

Non-qualified Stock Options

A participant generally will not recognize income at the time a non-qualified stock option is granted.  When a participant exercises a non-qualified stock option, the difference between the option price and any higher market value of the shares of Common Stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant.  The participant’s tax basis for the shares of Common Stock acquired under a non-qualified stock option will be equal to the option price paid for such shares, plus any amounts included in the participant’s income as compensation.  When a participant disposes of shares acquired by exercise of a non-qualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares.  If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price is Paid for in Shares of Common Stock

If a participant pays the exercise price of a non-qualified stock option with previously-owned shares of Common Stock and the transaction is not a disqualifying disposition of shares previously acquired under an incentive stock option, the shares of Common Stock received equal to the number of shares surrendered are treated as having been received in a tax-free exchange.  The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered.  The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value.  The participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares to pay the exercise price of a non-qualified stock option constitutes a disqualifying disposition of shares previously acquired under an incentive stock option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the incentive stock option, over the aggregate option price paid for such shares.  As discussed above, a disqualifying disposition of shares previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the Holding Period.  The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock and Common Stock

A participant who receives restricted stock or shares of Common Stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares of Common Stock or shares granted as restricted stock at such time as the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares.  However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares to recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, of such shares.  If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to shares.  At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period.  For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price, if any, paid by the participant for such shares.

Federal Tax Withholding

Any ordinary income realized by a participant upon the exercise of an award under the Amended 2006 Plan is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act (“FICA”) and the Federal Unemployment Tax Act (“FUTA”).

To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of any certificate for Common Stock, the participant remit to the Company an amount sufficient to satisfy the withholding requirements.  Alternatively, the Company may withhold a portion of the Common Stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations, or may, if the Company consents, accept delivery of shares of Common Stock with an aggregate fair market value that equals or exceeds the required tax withholding payment.

Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year.  Additionally, withholding does not affect the participant’s tax basis in the shares of Common Stock.  Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year.  Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters

The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer).  The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities).  The Company does not anticipate that the total compensation paid to any individual employee of the Company, including stock options and restricted stock, will be more than $1,000,000 in any taxable year.

If an individual’s rights under the Amended 2006 Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in: (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the individual on the value of such accelerated rights; and (ii) the loss by the Company of a compensation deduction.

The Company’s Board of Directors recommends that you vote FOR Proposal No. 2.

The following table summarizes certain information regarding securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2009.

Equity Compensation Plan Information

Number of Securities
	Number of		Remaining Available for
	Securities		Future Issuance Under
	to be Issued	Weighted-Average	Equity Compensation Plans
	Upon Exercise of	Exercise Price of	(excluding securities
	Outstanding	Outstanding	Reflected
Plan Category	Options	Options	in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	808,879	$3.99	173,835	(1)

Equity compensation plans not approved by security holders	—	—	—

Total	808,879	$3.99	173,835	(1)

(1)  No shares remain available to be issued under the 1999 Stock Option Plan.  There are 173,835 shares available to be issued under the 2006 Stock Award Plan.

PROPOSAL NO. 3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Lane Gorman Trubitt, L.L.P. to serve as auditors of the Company.  It is not expected that a representative of Lane Gorman Trubitt, L.L.P. will be present at the Annual Meeting of Shareholders.  Proposal No. 3 is for the ratification of the selection of Lane Gorman Trubitt, L.L.P. as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010.

The Company’s Board of Directors recommends that you vote FOR Proposal No. 3.

OTHER MATTERS

The Company’s management knows of no other matters that may properly be, or which are likely to be, brought before the meeting.  However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

A shareholder proposal intended to be presented at the Company’s Annual Meeting of Shareholders in 2011 must be received by the Company at its principal executive offices in Plano, Texas on or before December 31, 2010, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

In order for a shareholder proposal made outside of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c), such proposal must be received by the Company at its principal executive offices in Plano, Texas no later than March 17, 2011.

FINANCIAL STATEMENTS

Financial statements of the Company are contained in the Annual Report to Shareholders for the fiscal year ended December 31, 2009 enclosed herewith.

0 14475 COMMON STOCK PROXY TGC INDUSTRIES, INC. Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders, June 11, 2010 The undersigned hereby appoint(s) James K. Brata or Wayne A. Whitener, each with full power of substitution, as proxies, to vote all Common Stock in TGC Industries, Inc. which the undersigned would be entitled to vote on all matters which may come before the Annual Meeting of the Shareholders of the Company to be held on June 11, 2010, and any adjournments thereof. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS NO. 2 AND 3. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF TGC INDUSTRIES, INC. June 11, 2010 COMMON STOCK PROXY NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://www.tgcseismic.com/proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. ELECTION OF DIRECTORS OF THE COMPANY O Wayne A. Whitener O William J. Barrett O Herbert M. Gardner O Allen T. McInnes O Edward L. Flynn O Stephanie P. Hurtt 2. APPROVAL OF AMENDMENT TO THE COMPANY’S 2006 STOCK AWARDS PLAN. 3. RATIFICATION OF SELECTION OF LANE GORMAN TRUBITT, L.L.P. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Returned proxy forms when properly executed will be voted: (1) as specified on the matters listed above; (2) in accordance with the Directors’ recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. PLEASE COMPLETE, SIGN, DATE AND RETURN THE CARD PROMPTLY. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20633000000000000000 3 061110